Exhibit 99.7

March 30, 2023

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Attn: Benjamin Holt, Jeffrey Gabor, Babette Cooper and Kristina Marrone

Re:	Prime Skyline Limited – Registration Statement on Form F-1
Request for Waiver and Representation Under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Prime Skyline Limited, a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter via EDGAR to the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s filing on the date hereof of pre-effective amendment 6 to its registration statement on Form F-1 (the “Registration Statement”) relating to the initial public offering (“IPO”) of the Company’s ordinary shares. This letter respectfully requests a waiver of the requirements of Item 8.A.4 of Form 20-F (“Item 8.A.4”).

The Registration Statement contains audited consolidated financial statements for the two years ended December 31, 2020 and December 31, 2021, in each case prepared in accordance with accounting principles generally accepted in the United States of America, and unaudited interim financial statements for the six months ended June 30, 2022.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). Instruction 2 to Item 8.A.4, as amended and in effect as of the date hereof, provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.” The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

The Company hereby represents that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to comply with the 12-Month Requirement.

3.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2022 will be available until late April 2023.

5.	In no event will the Company seek effectiveness of its Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

Division of Corporation Finance

U.S. Securities and Exchange Commission

March 30, 2023

The Company is filing this representation as an exhibit to Amendment 6 to the Registration Statement pursuant to Instruction 2 to Item 8.A.4.

Sincerely,

/s/ Sonny Bensily
Sonny Bensily, Chairman, Chief Executive Officer and Director